PERELLA WEINBERG PARTNERS CAPITAL MANAGEMENT LP
CODE OF ETHICS UNDER RULE 17j-1
OF THE INVESTMENT COMPANY ACT OF 1940
May 2014

This Code of Ethics Under Rule 17j-1 of the Investment Company Act of 1940 (the “17j-1 Code”) has been adopted by Perella Weinberg Partners Capital Management LP (“PWPCM” and, together with its affiliated companies, the “Firm”) in connection with PWPCM’s services as investment adviser or subadviser to any registered investment company (each, a “Proprietary Fund”) under the Investment Company Act of 1940, as amended (the “1940 Act”).
The 17j-1 Code applies to you if you are a “17j-1 Access Person,” as defined below. This 17j-1 Code modifies, with respect to 17j-1 Access Persons, the Firm’s Personal Trading Accounts Policy (the “PTA Policy”). This 17j-1 Code reflects certain principles that are also set forth in the Firm’s Global Code of Business Ethics and Conduct (the “Global Code”), which generally applies to all partners, officers, and employees of the Firm. Except with respect to the PTA Policy, this 17j-1 Code supplements, and does not amend, the Firms’ Global Code.
You are strongly encouraged to consult Compliance if you have any questions regarding your compliance with this 17j-1 Code or the Global Code.
I.    NOTIFICATION OF OBLIGATIONS
The Chief Compliance Officer of PWPCM (“CCO”) shall identify each person upon such person becoming a 17j-1 Access Person, as defined below; (ii) provide notice to the 17j-1 Access Person of his or her being designated as an Access Person and of his or her obligations hereunder; (iii) provide the 17j-1 Access Person with a copy of this 17j-1 Code as currently in effect; and (iv) facilitate the execution of the 17j-1 Access Person certification in accordance with Section V below.
II.    DEFINITIONS
“17j-1 Access Person” means (i) any member, director, manager, officer, general partner or employee of PWPCM, or of the Firm or any other company in a Control relationship to PWPCM, who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the Purchase or Sale of a 17j-1 Covered Security by any Proprietary Fund, or whose functions relate to the making of any recommendations with respect to such purchase or sale, and (ii) any natural person in a Control relationship to any Proprietary Fund of PWPCM who obtains information concerning recommendations made to any Proprietary Fund with regard to the Purchase or Sale of a 17j-1 Covered Security by any Proprietary Fund. All directors and officers of PWPCM are presumed to be 17j-1 Access Persons.

“17j-1 Covered Security” means a “security” as defined in Section 2(a)(36) of the 1940 Act, including any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a “security,” or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing; provided that none of the following shall be a 17j-1 Covered Security (each of the following, a “Non 17j-1 Covered Security”):
•Direct obligations of the Government of the United States;

•	Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and

•
Shares issued by open-end investment companies registered under the 1940 Act that are not Proprietary Funds. For the avoidance of doubt, shares issued by any Proprietary Fund shall be deemed 17j-1 Covered Securities.

For purposes of this 17j-1 Code, 17j-1 Covered Securities also include interests or shares of any private investments, securities sold short, commodities, futures, options, warrants and any other derivative instruments or investment products.
“Automatic Investment Plan” means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan.
“Beneficial Ownership” shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, as amended (the “1934 Act”), in determining whether a person is the beneficial owner of a security for purposes of Section 16 of the 1934 Act and the rules and regulations thereunder.
“Brokerage Reports” means those trade confirmations and monthly or other periodic statements issued by financial institutions for Trading Accounts, which must include, as applicable, the following information: (i) the date of a transaction, the title, the exchange ticker symbol or CUSIP number; (ii) the interest rate and maturity date (as applicable); (iii) the number of shares or interests, and the dollar amount (or other currency) of each covered security purchased or sold; (iv) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition); (v) the price at which the transaction was effected; and (vi) the name of the broker, dealer or bank with or through which the transaction was effected, if any.

“Control” shall have the same meaning as that set forth in Section 2(a)(9) of the 1940 Act. Control generally means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.
“Exempt Securities” means the following 17j-1 Covered Securities that are exempt from the pre-approval requirements of this 17j-1 Code (except for any pre-approval requirements under the Minimum Holding Period rules of Section III.B.2(c)): (i) closed-end mutual funds (i.e., securities of closed-end investment companies registered under the 1940 Act); (ii) investment-grade government securities (i.e. municipal securities); (iii) publicly-available collective investment schemes that are authorized or recognized by the Financial Services Authority of the U.K.; (iv) ETFs; (v) an exemption from pre-approval has been granted by Compliance; and (vi) other types of securities as determined by Compliance consistent with the principles of this 17j-1 Code and with applicable law to be exempt from pre-approval by the Firm from time to time.
“Federal Securities Laws” means the 1933 Act, the 1934 Act, the Sarbanes-Oxley Act of 2002, as amended, the 1940 Act, the Investment Advisers Act of 1940, as amended, Title V of the Gramm-Leach-Bliley Act, as amended, any rules adopted by the Commission under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted under the Bank Secrecy Act by the Commission or the Department of the Treasury.
“Initial Public Offering” or “IPO” means an offering of securities registered under the Securities Act of 1933, as amended (the “1933 Act”), the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the 1934 Act.
“Limited Offering” means an offering that is exempt from registration under the 1933 Act pursuant to Section 4(2) or Section 4(5) or pursuant to Rule 504, Rule 505, or Rule 506 under the 1933 Act.
“Managed Accounts” means Trading Accounts where you do not have any authority, directly or indirectly, to influence, direct or effect specific investment decisions with respect to the assets held in such account.
“Open-End Mutual Fund Accounts” means Trading Accounts that permit only the trading of securities of open-end investment companies registered under the 1940 Act, other than a Proprietary Fund.
“Personal Trading Accounts” means Trading Accounts other than Managed Accounts and Open-End Mutual Fund accounts, including, but not limited to, those for which an access person may exercise investment authority.

“Proprietary Fund” means an investment company registered under the 1940 Act for which PWPCM acts as investment adviser or subadviser.
“Purchase or Sale of a 17j-1 Covered Security” means the purchase or sale of a 17j-1 Covered Security, and includes, among other things, the writing of an option to purchase or sell a 17j-1 Covered Security.
“Trading Accounts” means the following accounts held by you or any related or associated person, and in which securities can be bought or sold, whether or not the account currently holds any such securities: (i) accounts in your name (or in which you have a beneficial interest); (ii) accounts in the name of your spouse or domestic partner (or in which your spouse or domestic partner has a beneficial interest); (iii) accounts in the name of (or in which a beneficial interest is held by) your minor children or any other related person residing in the same household as you; (iv) accounts for which you are a trustee or fiduciary; and (v) any other accounts where you may, directly or indirectly, influence, direct or effect specific investment decisions (for example, an account held by a company in which you have a controlling interest).
III.    STANDARDS OF CONDUCT

A.	Statement of Principles
It is imperative that we observe high ethical standards and be focused at all times on compliance - only by doing so can we maintain the trust of our clients and investors, regulators and the public, and in turn protect the Firm’s reputation, our most valuable asset. Ethics and compliance are about “doing the right thing,” and it is the personal responsibility of each and every one of us to be familiar with the Global Code and this 17j-1 Code and to abide by the letter and spirit of the Global Code and, to the extent applicable, this 17j-1 Code at all times.
The Global Code and this 17j-1 Code do not and cannot address every ethical, legal or regulatory issue you may encounter - you should exercise good judgment, common sense and integrity and, when in doubt as to the appropriate course of action in a particular situation or as to how the applicable Code or Firm policy applies to your particular business unit, you should consult your supervisor and/or Compliance for guidance.
You are required to comply with the Federal Securities Laws and the Firm’s policies and procedures, including this 17j-1 Code.
You also have a fiduciary duty to act in the best interests of Perella Weinberg Partners and its clients and investors at all times. Therefore, you may not engage in personal activities that conflict with the interests of the Firm or its clients or investors or that may jeopardize the Firm’s reputation, and you may not allow your business responsibilities to be influenced, or appear to be influenced, by personal interests. You must promptly disclose to your supervisor and/or Compliance any situation that may present a conflict or the appearance of a conflict, so that appropriate action (including the adoption of safeguards) may be taken to address any actual or suspected conflict.

B.	Restrictions on Personal Securities Transactions
1.Insider Trading.

Under no circumstances may you engage in a securities, derivative or other transaction (or advise, encourage or procure others to do so): (i) when in possession of “material, non-public information” or “inside information,” (ii) that is based on “front running,” mirror trading or other activities of any Proprietary Fund, (iii) if the proposed transaction may otherwise be in conflict with the interests of any Proprietary Fund, or (iv) if the proposed transaction could breach any laws or regulations to which you or the Firm are subject, including, among others, insider trading and dealing laws.

You must also observe any restrictions imposed by the issuer of that security or otherwise imposed in relation to that security, for example, a “blackout period” or “restricted stock” legend. When in doubt, you should always consult with Compliance.

2. 17j-1 Covered Securities: Limitations and Pre-Approval Procedures.

a.	Transactions in 17j-1 Covered Securities.

You are prohibited from purchasing or otherwise acquiring 17j-1 Covered Securities, except for the following 17j-1 Covered Securities; provided that, in each case, you seek pre-approval as discussed in paragraph 2(e) below and observe the Blackout Period and Minimum Holding Period requirements discussed in paragraph 2(c) and 2(d), respectively, below:

(i)	securities of individual companies to cover short positions you held prior to the date you joined the Firm;

(ii)	securities of any Proprietary Fund; and

(iii)	Limited Offerings (as discussed in paragraph 3 of this Section III.B).

You may sell, gift or otherwise dispose of 17j-1 Covered Securities, provided that you have obtained the pre-approvals described in paragraph 2(e) below.

You may receive (without the need to obtain pre-approval from the Firm) (i) 17j-1 Covered Securities directly from an issuer in connection with a transaction that you do not initiate (such as a stock split, conversion, exchange or rights issue); (ii) if the Firm has approved a directorship and its compensation arrangement, a grant of stock or options by a company as compensation for your service as a director of that company; or (iii) a gift of 17j-1 Covered Securities.

b.	Exempt Securities; Non 17j-1 Covered Securities.

Exempt Securities need not be pre-approved by the Firm (except as required by the Minimum Holding Period rules) and are not subject to the limitations on dispositions and acquisitions of other 17j-1 Covered Securities, including the 5-Day Blackout Period. You do remain subject, however, to applicable laws and regulations, including insider trading or dealing laws. In addition, Exempt Securities transactions remain subject to the Minimum Holding Period and the reporting obligations set forth in Section IV.

Non 17j-1 Covered Securities need not be pre-approved by the Firm and are not subject to the limitations on dispositions and acquisitions of 17j-1 Covered Securities, including the 5-Day Blackout Period and the Minimum Holding Period. You do remain subject to applicable laws and regulations, including insider trading or dealing laws. If you are unsure whether a particular security is a 17j-1 Covered Security or a Non 17j-1 Covered Security, you should consult with Compliance.

c.	Blackout Period

You are prohibited from engaging in any transaction involving a 17j-1 Covered Security if you have knowledge that the Firm has in the last five business days engaged, or intends in the next five business days to engage, in a transaction on behalf of any Proprietary Fund with respect to such 17j-1 Covered Security. This is known as the “Blackout Period”.

If you initiate a transaction within the Blackout Period, in addition to being subject to sanctions for violating this 17j-1 Code, such transaction should be unwound. If it is not possible to unwind such transaction, then the remedy for such violation shall be determined by Compliance, which remedy may include disgorging profits from the transaction in accordance with guidance provided by Compliance.

d.	Minimum Holding Period.

You are prohibited from purchasing then selling or selling then purchasing the same or equivalent (derivative) 17j-1 Covered Securities (other than shares of ETFs that track a broad based market index as determined by Compliance) within any 30 calendar day period (“Minimum Holding Period”) without pre-approval from Compliance. If you violate the Minimum Holding Period requirement, then the sanction for such violation shall be determined by Compliance, which remedy may include disgorging profits from the transaction. For purposes of disgorgement, profit recognition is based upon the difference between the most recent purchase and sale prices for the most recent transactions. Accordingly, profit recognition for disgorgement purposes may differ from the capital gains calculations for tax purposes. Trades of Proprietary Funds held within the Firm’s 401(k) will not be subject to disgorgement. The disposition of any disgorged profits will be at the discretion of the company, and you will be responsible for any tax and related costs.

e.	Pre-Approval Process; Trading Window.

Transactions that require pre-approval must be pre-approved in writing or electronically (using the Personal Trading Account Transaction: Request and Authorization Form located in Appendix A, or such other form approved by Compliance) by (i) your supervisor, and (ii) Compliance; provided, no person may approve his or her own transactions. Except as otherwise specified by Compliance in a particular case, the approval of a transaction is effective only for the trading day on which the approval is granted.

Note that, if you are granted approval to place a good-till-cancelled (“GTC”) or stop-loss order, you may not (once the order has been placed) seek to amend or cancel the GTC order or withdraw the stop-loss order without obtaining prior approval from your supervisor and Compliance.

If you come into possession of material non-public information or inside information after a proposed transaction has been approved, you must refrain from engaging in the transaction and must immediately notify Compliance. In addition, and in order to help preserve the confidentiality of information held by the Firm, you should not seek to determine why your trading request may have been denied and you should not disclose to your broker or other person handling your account the fact that your request has been denied. Please consult with Compliance if you need guidance in this regard.

3.    Initial Public Offerings and “New Issues”.

You are prohibited from participating in Initial Public Offering transactions.

4.    Limited Offerings

You must obtain approval in writing or electronically from Compliance before directly or indirectly acquiring Beneficial Ownership in any securities in a Limited Offering. Any such approval may be requested using the Private Investment Approval Form attached as Appendix B hereto, or such other form approved by Compliance. The CCO, in determining whether approval should be granted, will take into account, among other factors, whether the investment opportunity should be reserved for Clients and whether the opportunity is being offered to the PWPCM employee by virtue of his or her position with PWPCM. The CCO will seek information sufficient to substantiate the foregoing conditions and confirm that PWPCM’s fiduciary responsibilities to its Clients remain upheld. It is noted that in the event the CCO grants approval, such securities may be subjected to a mandatory holding period to be determined by the CCO in his sole discretion.
Notwithstanding the foregoing, with respect to any Limited Offering sponsored or advised by the Firm or its affiliates, submission of, and approval by the Firm, of your subscription agreement constitutes the requisite preclearance required under this 17j-1 Code.
17j-1 Access Persons who have been authorized to acquire securities in a Limited Offering must disclose that investment to the CCO when they are involved in PWPCM’s subsequent consideration of an investment in the issuer, and PWPCM’s decision to purchase such securities for any Proprietary Fund must be independently reviewed by investment personnel with no personal interest in that issuer.
5.    Transactions in Managed Accounts and Open-End Mutual Fund Accounts

Transactions in Managed Accounts and Open-End Mutual Fund accounts need not be pre-approved by Compliance and, other than the prohibition of participation in IPO transactions, they are not subject to the limitations that are imposed on transactions in Personal Trading Accounts. You do remain subject, however, to applicable laws and regulations, including insider trading or dealing laws.

6.    Restricted List

Transactions involving companies on the Restricted List may not occur through Personal Trading Accounts. When companies are added to the Restricted List, existing positions in Personal Trading Accounts are generally frozen. The Firm monitors all asset management and Personal Trading Accounts transactions for Restricted List securities.
7.    Applicability

The prohibitions, limitations and pre-approval procedures outlined in this Section III apply to transactions by you, or by any of your related or associated persons, in 17j-1 Covered Securities whether or not held in Personal Trading Accounts.
IV. REPORTING REQUIREMENTS FOR 17j-1 ACCESS PERSONS

A.	Initial Holdings Reports
Except as otherwise provided in this 17j-1 Code, every 17j-1 Access Person shall report in writing or electronically to Compliance, no later than 10 days after the person becomes a 17j-1 Access Person, the following information using the form attached as Appendix C hereto, or such other form approved by Compliance:

•
The title, number of shares and principal amount of each 17j-1 Covered Security in which the 17j-1 Access Person had any direct or indirect Beneficial Ownership when the person became a 17j-1 Access Person;

•
The name of any broker, dealer or bank with whom the 17j-1 Access Person maintained an account in which any securities were held for the direct or indirect benefit of the 17j-1 Access Person as of the date the person became a 17j-1 Access Person; and

•	The date that the report is submitted by the 17j-1 Access Person.

•	Such information must be current as of a date no more than 45 days prior to the date the person becomes a 17j-1 Access Person.

B.	Quarterly Transaction Reports
Except as otherwise provided in this 17j-1 Code, every 17j-1 Access Person shall report in writing or electronically to Compliance, no later than 30 days after the end of each calendar quarter, the following information using the form attached as Appendix D hereto, or such other form approved by Compliance:

•
With respect to any transaction during the quarter in a 17j-1 Covered Security in which the 17j-1 Access Person had, or by reason of such transaction acquired, any direct or indirect Beneficial Ownership in the 17j-1 Covered Security:

◦	The date of the transaction, the title, the interest rate and maturity date (if applicable) and the number of shares and the principal amount of each 17j‑1 Covered Security involved;

◦	The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

◦	The price of the 17j-1 Covered Security at which the transaction was effected;

◦	The name of the broker, dealer or bank with or through which the transaction was effected; and

◦	The date that the report is submitted by the 17j-1 Access Person.

•	With respect to any account established by the 17j-1 Access Person in which any securities were held during the quarter for the direct or indirect benefit of the 17j‑1 Access Person:

◦	The name of the broker, dealer or bank with whom the 17j-1 Access Person established the account;

◦	The date the account was established; and

◦	The date that the report is submitted by the 17j-1 Access Person.

C.	Annual Holdings Reports
Except as otherwise provided in this 17j-1 Code, every 17j-1 Access Person shall report in writing or electronically to Compliance annually the following information using the form attached as Appendix C hereto, or such other form approved by Compliance:

•	The title, number of shares and principal amount of each 17j-1 Covered Security in which the 17j-1 Access Person had any direct or indirect Beneficial Ownership;

•	The name of any broker, dealer or bank with whom the 17j-1 Access Person maintains an account in which any securities are held for the direct or indirect benefit of the 17j-1 Access Person; and

•	The date that the report is submitted by the 17j-1 Access Person.

•	Such information must be current as of a date no more than 45 days prior to the date the person becomes a 17j-1 Access Person.

D.	Certain Exceptions to Reporting; Form of Reporting
Notwithstanding provisions of this Section IV to the contrary, a 17j-1 Access Person need not submit reports pursuant to this Section IV with respect to transactions effected for, and 17j-1 Covered Securities held in, any account over which such person has no direct or indirect influence or control.
A 17j-1 Access Person need not make a Quarterly Transaction Report with respect to transactions effected pursuant to an Automatic Investment Plan.
A 17j-1 Access Person need not make a Quarterly Transaction Report if the report would duplicate information contained in Brokerage Reports received by the Firm and such Brokerage Reports contain all of the information required to be included in the Quarterly Transaction Report.
Any report under this 17j-1 Code may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect Beneficial Ownership in the security to which the report relates.
The form of reporting pursuant to this Section IV shall be in accordance with such form and process as established by the CCO at his or her discretion.

E.	Financial Institution Confirmations
You must also promptly inform each financial institution with whom you have a Personal Trading Account that you work for a broker-dealer (or an affiliate of a broker-dealer) and that you are therefore subject to restrictions on trading and to pre-approval procedures and cannot participate in IPO transactions. In addition, for each of your Personal Trading Accounts, your financial institution must promptly provide to Compliance duplicate copies of Brokerage Reports. Please contact Compliance for assistance in this regard: in order to receive such statements, some financial institutions require a letter from the Firm, others require a letter from you, and others require both.
A 17j-1 Access Person may be asked to provide additional information or reports regarding personal securities holdings or transactions at any time if Compliance deems it necessary to properly monitor for conflicts of interest or evaluate trading patterns.
The Firm may use your Brokerage Reports and other information to monitor and review transactions in Personal Trading Accounts to detect conflicts of interest and for compliance with this 17j-1 Code.

V.    CERTIFICATION
All 17j-1 Access Persons are required to certify that they have read and understand this 17j-1 Code and recognize that they are subject to the provisions hereof and will comply with the policy and procedures stated herein. Further, all 17j-1 Access Persons are required to certify annually that they have complied with the requirements of this17j-1 Code and that they have reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of this 17j-1 Code. The certification is contained in the Initial and Annual Holdings Report form attached hereto as Appendix C, or such other form approved by Compliance.
VI.    SANCTIONS
Upon discovering that a 17j-1 Access Person has not complied with the requirements of this 17j-1 Code, the Firm may impose on such person whatever sanctions it deems appropriate, including disgorgement of profit, censure, suspension, or termination of employment.
VII.    APPROVAL BY AND WRITTEN REPORT TO FUND BOARD OF DIRECTORS
Under Rule 17j-1, the Board of Directors of each Proprietary Fund must approve this 17j-1 Code and material changes hereto. Any material changes to this 17j-1 Code must be approved by such board no later than six months after the adoption of the material change. No less frequently than annually, PWPCM will furnish to the Board of Directors of each Proprietary Fund a written report that:

•
Describes any issues arising under this 17j-1 Code or related procedures since the last report to the Board of Directors of such Proprietary Fund, including, but not limited to, information about material violations of this 17j-1 Code or procedures and sanctions imposed in response to material violations; and

•	Certifies that PWPCM has adopted procedures reasonably necessary to prevent 17j-1 Access Persons from violating this 17j-1 Code.
VIII.    RECORDKEEPING
The Firm shall maintain the following records for a period of five years in an easily accessible place, or as otherwise noted below:

•	A copy of this 17j-1 Code and any 17j-1 Code that was in effect at any time within the prior five years, including any amendments thereto;

•	A record of any violation of this 17j-1 Code, and any actions taken in response to such violations for at least five years after the end of the fiscal year in which such violation occurs;

•	A record of all written acknowledgements of receipt of this 17j-1 Code and any amendments for each person who is currently, or within the past five years was, a 17j-1 Access Person;

•
A record of all holdings and quarterly transaction reports made by 17j-1 Access Persons, including any Brokerage Reports provided in lieu of transaction reports for at least five years after the end of the fiscal year in which the report is made or the information is provided;

•
A record of the names of all current 17j-1 Access Persons, any persons who were 17j-1 Access Persons during the preceding five years and persons who are or were responsible for reviewing reporting under this 17j-1 Code; and

•
A record of any decision, and the reason supporting such decision, to approve an Access Person’s participation in an Limited Offering for a period of five years from the end of the fiscal year in which the approval is granted.

Appendix A -- Personal Trading Account Transaction: Request and Authorization Form
Appendix B -- Private Investment Approval Form
Appendix C - Initial and Annual Holdings Report
Appendix D - Quarterly Transaction Report

Appendix A
Perella Weinberg Partners
Personal Trading Account Transaction: Request and Authorization Form

Name:	Date of Request:
Issuer Name:	Symbol (if applicable):	Buy ☐ Sell ☐
Type of security:	Country of issue:	Market on which traded:
Quantity and price of security:	Type of Order:

Issuer Name:	Symbol (if applicable):	Buy ☐ Sell ☐
Type of security:	Country of issue:	Market on which traded:
Quantity and price of security:	Type of Order:

Issuer Name:	Symbol (if applicable):	Buy ☐ Sell ☐
Type of security:	Country of issue:	Market on which traded:
Quantity and price of security:	Type of Order:
Financial institution maintaining account:
Account number and name(s):
	Name	Account Number
I hereby confirm the following: (i) I am not in possession of any material, non-public information or insider information concerning the issuers of the securities I am seeking to transact in; (ii) I do not know if the Firm or its affiliates has in the last five business days engaged, or intends in the next five business days to engage, in a transaction on behalf of its clients with respect to such covered security (or securities); (iii) for the securities I am seeking to transact in (other than shares of ETFs that track a broad based market index), I have not transacted in the same or equivalent (derivative) securities within 30 calendar days and (iv) I am not otherwise aware of any conflicts of interest that might arise as a result of the proposed transactions. I also confirm that I have complied with any and all restrictions imposed by the issuer of the securities, for example, a “blackout period” or “restricted stock” legend.

Signature:		Date:
Supervisor’s Approval
Name:		Date Approved:
Signature:
Compliance Approval
Name:		Date Approved:
Signature:
Applicable conditions:

Appendix B
Perella Weinberg Partners Group LP
Private Investment Approval Form

NOTE: If Perella Weinberg Partners determines that a particular investment presents an actual or potential conflict with the interests of Perella Weinberg Partners and /or its clients or investors, or is otherwise not consistent with the best interests of the Firm, your request may not be approved.

Employee:
Name of Investment:          Amount of Investment:
Type of Investment: ⁬ Equity ⁬ Debt ⁬ Hedge Fund ⁬ Private Equity Fund ⁬ Other
Type of Transaction:    ⁬ Buy    ⁬ Sell Expected Date of Investment or Withdrawal:
NOTE: You are required to notify Compliance prior to disposing of or withdrawing from any private investment.

Description of Private Investment: (For equity or debt, describe the company and industry. For hedge funds or private equity funds, describe investment strategy. For other investments describe in detail the nature of investment.):

Does the private investment vehicle (or its affiliates) have a business relationship with PWP? ⁬ Yes ⁬ No
If yes, then explain:
Aside from your investment, do you have any personal affiliation with or serve in any role for the private investment? ⁬ Yes No
If yes, then explain:
NOTE: Please attach relevant offering document or other documentation regarding the private investment in order for Compliance to approve your request.

Other than private investments previously disclosed and/or approved, I declare that the information given above is true, accurate and complete, and that I have not disclosed and will not disclose, any material, non-public information to any of the Firm’s partners, officers, employees, consultants, contractors, temporary personnel or other service providers.

                Date of Request:
Signature of Employee

Approvals:
⁬ Approved     By:             Date of Action:

⁬ Denied	Signature of Department Head

⁬ Approved     By:             Date of Action:

⁬ Denied	Signature of Compliance

Notes:

Appendix C

Perella Weinberg Partners
Initial And Annual Holdings Report

To Compliance:

1.I hereby acknowledge receipt of Perella Weinberg Partners Capital Management LP (the “Firm”)’s Code of Ethics Under Rule 17j-1 of the Investment Company Act of 1940 (the “17j-1 Code”). I certify that I have read and understand the 17j-1 Code, and recognize that I am subject to the provisions thereof and will comply and, if this is not my initial certification, have complied with the policy and procedures stated therein.
2.Except as noted below, I hereby certify that I have no knowledge of any conflict of interest related to my 17j-1 Covered Securities with the Firm, any client (including any Proprietary Fund).

3.Except as noted in Paragraph 4 below, I hereby certify that I do not have any accounts to report under the 17j-1 Code. If this is my annual report, I have, in the past year, reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of such 17j-1 Code.
4. (a) Attached are my most recent brokerage statements that contain all of the requisite account information regarding my holdings of 17j-1 Covered Securities (or those of any related or associated persons to me), and they contain the following information, as applicable: (i) title of security; (ii) exchange ticker symbol or CUSIP number (if applicable); (iii) number of shares; (iv) principal amount; and (v) type of interest (direct or indirect); and (b) below is a list of all accounts (Managed Account, Open-End Mutual Fund Accounts, or Personal Trading Accounts) in which securities are held for my (or for any other associated or related persons’) direct or indirect benefit by brokers, dealers or banks.

Managed Accounts
Name of Broker, Dealer or Bank for Account	Account Number / Name	Date Established

Open-End Mutual Fund Accounts
Name of Broker, Dealer or Bank for Account	Account Number / Name	Date Established

Personal Trading Accounts
Name of Broker, Dealer or Bank for Account	Account Number / Name	Date Established

5.Within the last ten years there have been no complaints or disciplinary actions filed against me by any regulated securities or commodities exchange, any self-regulatory securities or commodities organization, any attorney general, or any governmental office or agency regulating insurance, securities, commodities or financial transactions in the United States, in any state of the United States, or in any other country.
6.I have not within the last ten years been convicted of or acknowledged commission of any felony or misdemeanor arising out of my conduct as an employee, salesperson, officer, director, insurance agent, broker, dealer, underwriter, investment manager or investment adviser.
7.I have not been denied permission or otherwise enjoined by order, judgment or decree of any court of competent jurisdiction, regulated securities or commodities exchange, self-regulatory securities or commodities organization or other federal or state regulatory authority from acting as an investment adviser, securities or commodities broker or dealer, commodity pool operator or trading adviser or as an affiliated person or employee of any investment company, bank, insurance company or commodity broker, dealer, pool operator or trading advisor, or from engaging in or continuing any conduct or practice in connection with any such activity or the purchase or sale of any security.
8.For each of the Personal Trading Accounts and Open-End Mutual Fund accounts listed above, I certify that none of the open-end funds, if any, held in such accounts are Proprietary Funds.

9.For the each of the Managed Accounts listed above, I certify that I have no authority, directly or indirectly, to influence, direct or effect specific investment decisions with respect to the assets held in such accounts.
10.The information provided in this report is current as of ______________.
11.Defined terms in this certificate have the same meaning as those terms are used in the 17j-1Code.

Date Report Submitted:
Print Name:
Signature:
Title:

Appendix D
Perella Weinberg Partners
Quarterly Securities Transaction Report

For the Calendar Quarter Ended:

To Compliance:

1.	I certify the following (check those applicable to you):

a.	I have not effected any transactions in 17j-1 Covered Securities or established any new Trading Accounts.

b.	The following transactions were effected in covered securities and are not reflected in the brokerage statements and trade confirmations that are automatically forwarded to Compliance:

Date of Transaction	Title of Security	Ticker Exchange Symbol or CUSIP number (as applicable)	Interest Rate & Maturity Date (if applicable)	Number of Shares	Principal Amount of Transaction	Nature of Transaction (Purchase, Sale, Other)	Price (and Currency)	Broker/ Dealer or Bank Through Whom Effected

c.
I established the new accounts (Managed Accounts, Open-End Mutual Fund Accounts, or Personal Trading Accounts) listed below in which securities are held for persons (including myself, associated or related persons) direct or indirect benefit by brokers, dealers or banks.

Managed Accounts
Name of Broker, Dealer or Bank for Account	Account Number	Location	Date Established

Open-End Mutual Fund Accounts
Name of Broker, Dealer or Bank for Account	Account Number	Location	Date Established

Personal Trading Accounts
Name of Broker, Dealer or Bank for Account	Account Number	Location	Date Established

2.
I certify that I have directed the broker of each of my Personal Trading Accounts in which securities are held to supply to Compliance duplicate copies of the monthly or regular statements and trade confirmations for all accounts in which securities are held.

3.	For each of the Personal Trading Accounts and Open-End Mutual Fund accounts listed above, I certify that none of the Open-End Funds, if any, held in such accounts are Reportable Funds.

4.
For the each of the Managed Accounts listed above, I certify that I have no authority, directly or indirectly, to influence, direct or effect specific investment decisions with respect to the assets held in such accounts.

5.
Except as noted in this report, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve any fund of the Firm or client, such as the existence of any economic relationship between my transactions and securities held or to be acquired by any such fund.

6.	Defined terms in this certificate are used as defined in Perella Weinberg Partners Capital Management LP’s Code of Ethics Under Rule 17j-1 of the Investment Company Act of 1940.

Date Report Submitted:
Print Name:
Signature:
Title: